 As Filed with the Securities and Exchange Commission on April 24, 2007

Registration No.: 333-141141

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form SB–2 /Pre-Effective Amendment No. 1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OUTSIDERS ENTERTAINMENT, INC.

(Name of Small Business Issuer in its Charter)

Delaware	78199901	01-0692341
(State or other jurisdiction of incorporation or organization)	Primary Industrial Class Code No.	(I.R.S. Employer Identification No.)

153 West 27th Street

New York, NY  10001-6203

212–924-8877

(Address and telephone number of principal executive offices)

Brian D. Wolff

Outsiders Entertainment, Inc.

153 West 27th Street

New York, NY  10001-6203

212–924-8877

(Name, address and telephone number of agent for service)

WITH A COPY TO

Gary B. Wolff, P.C.

805 Third Avenue, 21st Floor

New York, NY  10021

212–644–6446

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post–effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post–effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	[1]Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, $ .001 Par value per share	1,300,000	$.01	$ 13,000	$1.54 *

•

Paid with initial filing.

Outsiders Entertainment, Inc. hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

________________________

1

Estimated solely  for  the  purpose  of  computing  the  amount  of the registration fee pursuant to Rule 457(a)  under the Securities Act of ’33, as amended and based upon the amount of consideration received by Outsiders Entertainment, Inc., the Issuer.  As of the date hereof, there is no established public market for the common stock being registered.  Accordingly, and in accordance with Item 505 of Regulation S-B requirements certain factor(s) must be considered and utilized in determining the offering price.  The factor considered and utilized herein consisted of and is based upon the issuance price of those securities issued (in October 2006) which shares of common stock were all issued at $.001 per share and with the Company selecting $.01 per share as being the nearest full cent higher than the $.001 price indicated.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion _____, 2007

1,300,000 SHARES

OUTSIDERS ENTERTAINMENT, INC.

COMMON STOCK

As of April 9, 2007 , we had 10,000,000 shares of our common shares outstanding.

This is a resale prospectus for the resale of up to 1,300,000 shares of our common stock by the selling stockholders listed in this prospectus. Our largest shareholder, Brian D. Wolff, our president, is registering 700,000 shares (or approximately 53.8% of the shares being registered). We will not receive any proceeds from the sale of the shares.

Our common stock is not traded on any public market. In October 2006 we sold 600,000 of our common stock in a private placement at $.001 per share to 39 individuals. The price per share was determined by our board of directors so as to be equal to the par value per share ($.001). See also “Certain Relationships and Related Transactions.”

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

Investing in our common stock involves very high risks.  See "Risk Factors" beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, 2007.

PROSPECTUS SUMMARY

About Outsiders Entertainment, Inc.

Outsiders Entertainment, Inc. was incorporated on March 4, 2002 by Brian D. Wolff under the laws of the State of Delaware with the goal of being an independent record label and entertainment management firm focused on signing and representing artists in the "hip-hop", rhythm and blues and rap genres particularly. We began revenue generating activities in May 2005. We have not signed any artists.  Substantially all of the revenue to date relates to permitting unaffiliated recording artists having no association with us to utilize our recording studio on an hourly or negotiated rental basis. Our independent auditors state in their audit report, dated March 3, 2007 and included with this prospectus, that there is substantial doubt that we will be able to continue as a going concern.

In January 2007, there was a burglary in the Company’s recording studio. Most of the Company’s high tech recording equipment, which was not insured, was stolen resulting in the capacity and capability of the studio to be substantially reduced. The Company is negotiating with the landlord and its insurance carrier to recover some or all of its losses and is exploring its other legal remedies. It is also planning to install an alarm system in the studio. After the alarm system is installed, the Company intends to replace the stolen equipment with equal or better equipment. The net book value of the stolen equipment was $7,705 and was written off in January 2007. No amount has been recorded with respect to a possible settlement with the landlord. The replacement equipment will be financed through a capital contribution from our president approximating $20,000 to $25,000 and is expected to be installed on or before June 30, 2007. Our president will provide us with loans of up to $20,000 to meet operating expenses, including the costs needed to negotiate agreements with recording artists if an opportunity becomes available, until the new equipment is installed.

We may refer to ourselves in this prospectus as “Outsiders”, “we,” or “us.” All references to our operations include all of our operations since our inception in 2002. Our principal executive offices are located at 153 West 27th Street, New York, NY 10001, and our telephone number at that address is 212–924–8877. Our website is located at www.outsidersentertainment.com.

The Offering

The shares being offered for resale by the selling stockholders identified herein consist of 13% of the common shares outstanding.

Shares of common stock offered by us	None

Shares of common stock which may be sold by the selling stockholders	1,300,000

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors	The purchase of our common stock involves a high degree of risk.

Trading Market	None

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus is accurate only as of the date of this prospectus regardless of the time of delivery of this prospectus or of any sale of our securities.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	August 31, 2006	February 28, 2007
(unaudited)
Current assets	$ 6,091	$ 5,573

Total assets	$ 24,630	$ 13,573

Current liabilities	$ 1,583	$ 7,583

Stockholders’ equity	$ 23,047	$ 5,990

Income Statement Data:	Year ended August 31,		Six Months Ended February 28,

	2006	2005	2007	2006
Revenue	$ 54,564	$ 20,797	$ 17,410	$ 30,773
Operating expense	$ 59,657	$ 17,106	$ 33,362	$ 31,057
Loss from theft	$ -	$ -	$ 7,705	$ -
Net income (loss)	$ (6,256)	$ 2,493	$ (23,657)	$ (1,206)
Weighted average number of shares outstanding	9,400,000	9,400,000	9,850,829	9,400,000
Income (loss) per share	$ *	$ *	$ *	$ *

* Less than $.01 per share.

Outsiders began revenue producing activities in March 2005. Substantially all of the revenue to date relates to permitting unaffiliated recording artists having no association with us to utilize our recording studio on an hourly or negotiated rental basis.

In January 2007, there was a burglary in our recording studio. Most of our high tech recording equipment, which was not insured, was stolen resulting in the capacity and capability of the studio to be substantially reduced. We are negotiating with the landlord and its insurance carrier to recover some or all of our losses and are exploring its other legal remedies. We are also planning to install an alarm system in the studio. After the alarm system is installed, we intend to replace the stolen equipment. The net book value of the stolen equipment was $7,705 and was written off in January 2007. No amount has been recorded with respect to a possible settlement with the landlord. The replacement equipment will be financed through a capital contribution from our president and is expected to be installed by June 30, 2007 .. Our president will provide us with loans of up to $20,000 to meet operating expenses, including the costs needed to negotiate agreements with recording artists if an opportunity becomes available, until the new equipment is installed.

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1.

Outsiders has too limited of an operating history to permit investors to make reasonable evaluations based on our past history and performance.

Outsiders commenced revenue producing activities in May 2005. To date, substantially all of our revenues have been generated by allowing unaffiliated recording artists having no association with us to utilize our recording studio on an hourly or negotiated rental basis which is not our principal intended business purpose. Our business plan is to operate as an independent record label and entertainment management business representing recording artists. Our goal is to accomplish our plan with limited substantial tangible assets in a highly competitive industry. Our management has no significant experience in managing an independent record label or representing recording artists. We have little operating history. This makes it difficult to evaluate our future performance and prospects. Our prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition, including:

•

our business model and strategy are still evolving and are continually being reviewed and revised;

•

we may not be able to raise the capital required to develop our initial client base and reputation; and

•

we may not be able to successfully implement our business model and strategy.

Outsiders cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. Furthermore, Outsiders believes that it is probable that we will incur operating losses and negative cash flow for the foreseeable future.

If we are unable to meet the challenges, our business will not be successful and the value of your investment in our Company will decline or be eliminated.

2.

Our independent auditors' report states that there is substantial doubt that we will be able to continue as a going concern.

Outsiders has limited financial resources and has not established a source of equity or debt financing. In addition, we lost a substantial portion of our recording studio assets in a robbery. Our independent auditors state in their audit report, dated March 3, 2007 and included with this prospectus, that there is a substantial  doubt that we will be able to continue as a going concern. Outsiders will require some financing to expand our business and implement our entire strategic plan. There can be no assurance that outside financing will be available or found. If Outsiders is unable to obtain financing, it may not be able to maintain or expand revenue producing activities.

3.

Outsiders may need financing which may not be available. Absent financing, our future activities will be limited.

Outsiders has not established a source of equity or debt financing. Our need for cash is entirely dependent on the number of recording artists who are signed and the success that we have in promoting them. In general, we can breakeven with regard to variable cash outlays by allowing unaffiliated recording artists having no association with us to utilize our recording studio on an hourly or negotiated rental basis. There is no way to predict the number of artists, if any, who we will sign or the success that we will have in promoting them. In addition, Outsiders would require some financing for marketing and advertising to increase participants and expand our operations. There is no way of predicting amounts that would be needed or provide assurance that financing will be available or found. However, it is unlikely that cash needs in the next year would exceed $50,000.

If we are unable to increase revenue or obtain financing during periods when we incur losses or if the financing that we do obtain is insufficient to cover any operating losses we may incur, we may have to substantially curtail our operations or seek business opportunities through some form of as yet unidentified strategic alliance that, in all probability, would dilute the interest of existing stockholders. To date, no Outsiders officer, director, or affiliate has had any preliminary contact or discussions with, nor are there any current plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction referred to herein or otherwise.

4.

We have not signed any artists and may not be successful in signing any artists. If we do not sign any artists, we will not be able to accomplish our basic business goals.

We have not signed any artists. In order to attract and sign our initial artists, we will need to overcome the fact that we are a start-up independent record label with no experience in the industry. Artists may be unwilling to be associated with our company because of our lack of expertise and lack of brand name. Even if we do attract initial artists, we may be unable to sign additional artists unless the principal artists who we initially sign remain with us, become popular with the public and sustain their popularity.

Our business would be adversely affected by:

•

our inability to recruit new artists with commercial promise and to enter into production and promotional agreements with them;

•

the loss of popularity of any artists that we may sign;

•

increased competition to maintain relationships with any artists that we may sign;

•

non-renewals of any agreements with any artists that we may sign; and

•

poor performance or negative publicity of any artists that we may sign.

If we are not successful in promoting any artists that we may sign, we will be unable to successfully generate revenue in this aspect of our business.

We expect that any future revenues relating to promoting and representing recording artists will be primarily derived from a specified percentage of the income generated by any artists that we may sign so, to operate successfully, we must attract and retain highly qualified artists as clients. We face intense competition for qualified personnel in the entertainment industries, and any clients that we may sign will face intense competition in achieving success and steady income generation in this industry. If we are unable to promote our clients successfully, we will not generate sufficient levels of revenues, and this aspect of our business may fail.

5.

If our music offerings are not commercially successful, we will be unable to generate significant amounts of revenue.

Our business plan calls for a significant amount of our revenue to come from the production and distribution of records made by artists represented and promoted by us. The success of these music offerings depends primarily upon their acceptance by the public, which is difficult to predict. The commercial success of a record depends on consumer taste, the quality and acceptance of competing offerings released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, all of which can change quickly. If we fail to produce records with broad consumer appeal, we will not generate sufficient levels of revenues, and this aspect of our business may fail.

6.

The music industry is extremely competitive, and we may not be able to compete successfully against other record labels, both large and small, for both artists and the public's attention.

The market for the promotion and distribution of music is extremely competitive and rapidly changing. We currently face and will continue to face competitive pressures from numerous actual and potential competitors. Many of our current and potential competitors in the recorded music business have more substantial competitive advantages than we have, including:

•

longer operating histories;

•

significantly greater financial, technical and marketing resources;

•

greater brand name recognition;

•

better distribution channels;

•

larger client bases of artists; and

•

more popular content or artists.

Our competitors may be able to respond more quickly to new or emerging technologies and changes in the public's musical tastes and devote greater resources to identify, develop and promote artists, and distribute and sell their music offerings than we can. If we are unable to compete effectively due to our competitive disadvantages, or otherwise we will not generate sufficient levels of revenues, and our business may fail.

7.

We have extremely limited ability to select clientele to manage. Our limited resources require us to represent and promote recording artists with little or no prior success.

Because of our "start-up" nature and relatively limited availability of capital, we are not in a position to compete with major, well financed entertainment management business and/or independent recording companies with respect to talent acquisition. As a consequence, management may and currently intends (both by choice and necessity) to seek out artists and/or groups which are wholly unknown, relatively new and/or which have achieved only moderate success, if any. Accordingly, we will depend upon management's ability to identify and assist in the development of new entertainment artists who have not previously experienced any significant degree of commercial success. Management believes that limited artist development can be accomplished with expenditures of less than $10,000 per artist to reach a point where the artist’s work is generating revenue. We lack the financial resources to spend additional amounts to develop and promote an unknown artist. If we are not successful in identifying and signing recording artists who can reach revenue producing status after a limited amount of promotional expenses, we will not generate sufficient levels of revenues, and our business may fail.

8.

Outsiders is and will continue to be completely dependent on the services of our founder and president, Brian D. Wolff, the loss of whose services would likely cause our business operations to cease.

Outsiders’s business strategy is completely dependent upon the knowledge, reputation and business contacts of Brian D. Wolff, our president. If we were to lose the services of Mr. Wolff, it is unlikely that we would be able to continue conducting our business plan even if some financing is obtained.

Our chief executive officer and sole (full time) employee, Brian D. Wolff, is entirely responsible for the execution of our business. He is under no contractual obligation to remain employed by us. If he should choose to leave us for any reason before we have hired qualified additional personnel, our operations are likely to fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus. We will fail without Mr. Wolff or an appropriate replacement(s). We intend to acquire “key–man” life insurance on the life of Mr. Wolff naming us as the beneficiary when and if we obtain the resources to do so and Mr. Wolff remains insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors to assist us in identifying, signing and promoting artists.

9.

Our president has virtually no industry experience. We cannot assure you that our president will be able to successfully lead an entertainment management business and/or an independent record label.

Our president has limited experience in this industry. We have not signed any artists? and may not be successful in signing any. We do not have sufficient resources to permit our president to have much time to learn the intricacies of the industry or learn from mistakes made while learning. Unless, without prior experience, our president is successful in identifying, signing and promoting artists who are capable of being successful and developing a strong brand identity for our company name, we will not generate sufficient levels of revenues, and our business may fail.

10.

Artists who we sign may not renew their contracts with us or may lose their contracts with unaffiliated record companies.

The fact that we may sign various musical entertainment artists to management contracts is not, in and of itself, any guarantee that such management contracts will generate significant or ongoing revenue.

If a record company with which a musical entertainer (our client) has a contract decides to "drop" the artist for whatever reason and if no other recording company signs such artist, revenues otherwise generated from such a contract would necessarily diminish. Additionally, it is not unusual for entertainers to be "cut" and/or "dropped" from their recording labels and not be thereafter signed by another entity of comparable status.

Also, our contracts with artists may often be relatively short-term in nature. It would not be unusual for an artist to sign with a more well known entertainment management firm after experiencing initial success in the industry.

If signed artists do not continue to generate revenues for us for whatever reasons, we will not generate sufficient levels of revenues, and our business may fail.

11.

We have no formal feasibility studies and are relying entirely on the judgment of our president who is inexperienced in our industry.

We do not have the resources to perform or obtain industry or feasibility studies. We have relied, and intend to continue to rely upon the judgment and conclusions of our president. Our president lacks business experience in this industry so there is no way to evaluate the success or failure of prior judgments.

If our president’s judgment does not identify unknown artists with the ability to generate revenues quickly without a significant expenditure of promotional dollars, we will not generate sufficient levels of revenues, and our business will fail.

12.

The ability of our president to control our business limits minority shareholders’ ability to influence corporate affairs.

Our president currently beneficially owns 94% of our outstanding common stock. Upon the completion of this offering, he will beneficially own approximately 87% of our outstanding common stock assuming that sale of all shares being registered. Because of his beneficial stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and all other business decisions. The minority shareholders would have no way of overriding decisions made by our president. The level of control may also cause the market value of our shares to be lower than it may be without a high level of control.

13.

Mr. Wolff, our president and chief financial officer, has no meaningful accounting or financial reporting education or experience and, accordingly, our ability to timely meet Exchange Act reporting requirements is dependent to a degree upon others.

Mr. Wolff, our president who holds five executive positions with us, including chief financial officer and principal accounting officer, has no meaningful accounting or financial reporting education or experience. He is heavily dependent on advisors and consultants to ensure accurate financial reporting and effective internal controls. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

14.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which will require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs will reduce or eliminate our ability to earn a profit.

Following  the  effective  date of our registration  statement  of  which  this prospectus is a part,  we will be required to file  periodic  reports with the Securities and Exchange  Commission  pursuant to the Securities  Exchange Act of 1934 and the  rules and  regulations  promulgated thereunder.  In order to comply with these requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these  professionals  for such services  cannot be accurately  predicted at this time because factors such as the number and type of  transactions  that we engage in and the complexity of our reports  cannot be  determined  at this time and will have a major affect on the  amount of time to be spent by our  auditors  and  attorneys.  However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our fiscal year ending August 31, 2008, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2008. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of August 31, 2008. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

15.

We have only two directors which limits our ability to establish effective independent corporate governance procedures and increases the control of our president.

We have only two directors, one of which is our president and chairman. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues.

Until we have a larger board of directors which would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Related to Our Common Stock

16.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock which our board has authority to issue without further stockholder action or vote.

We have no committed source of financing. On occasion, our board of directors may attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (100,000,000) but unissued (90,000,000) shares of common stock. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of Outsiders because the shares may be issued to parties or entities committed to supporting existing management.

17.

Currently there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently (and never has been) no public market whatsoever for our securities.  We have obtained a market maker to file an application with the NASD on our behalf to quote the shares of our common stock on the OTC Bulletin Board ("OTCBB") maintained by the NASD.  There can be no assurance as to whether such market maker’s application will be accepted or, if accepted, the prices at which our common stock will trade if a trading market develops, of which there can be no assurance. We are not permitted to file such application on our own behalf. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of Outsiders and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in these securities.

18.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders as corporate resources may be expended for the benefit of directors.

Our articles of incorporation and applicable Delaware law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of Outsiders. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us for the benefit of directors that we will be unable to recoup.

We have been advised that in the opinion of the SEC, this type of indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether  indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors are likely to materially reduce the market and price for our shares, if such a market ever develops.

19.

Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by the NASD (assuming we are qualified to have our shares quoted for trading on the OTCBB). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

SEC Rule 15g-9, establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The above-referenced requirements will create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

Because of these regulations and market abuses, many broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

20.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses. Real or perceived frauds involving penny stocks can result in legal actions by shareholders or others whose interests have been hurt against those thought to be responsible. These legal actions could name us and/or our directors as defendants. Legal actions of this type would hurt us in several ways. The time and cost needed to defend such a case would seriously limit our ability to conduct our regular business activities. Adverse publicity brought about by a suit, even one not naming us as a defendant, is likely to cause the price of our common stock to decline.

21.

If a market develops for our shares, Rule 144 sales may depress prices in that market.

All of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. After our registration statement becomes effective, 8,700,000 shares held by our president will not be registered but will be subject to resale under Rule 144 over an extended period of time.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period (at least one year) may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person during the 90 days preceding sale) after the restricted securities have been held by the owner for a period of at least two years.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of our common stock in any market that may develop.

22.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify our securities for resale in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.

23.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to adversely affect stockholder voting power and perpetuate their control over Outsiders.

Our articles of incorporation as amended in March 2007 allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

24.

All 1,300,000 shares of our common stock being registered in this offering may be sold by selling stockholders subsequent to the effectiveness of our registration statement of which this prospectus is a part. Significant sales of these shares over a short or concentrated period of time are likely to depress the market for and price of our shares in any market that may develop.

All 1,300,000 shares of our common stock held by 40 shareholders that are being registered in this offering may be sold subsequent to effectiveness of our registration statement either at once and/or over a period of time. These sales may take place because all of these shares of common stock are being registered hereunder and, accordingly, reliance upon Rule 144 is not necessary. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market which may develop in the future involves a high degree of risk.

USE OF PROCEEDS

In October 2006, we sold 600,000 shares of its common stock to 39 people for $600.  The sale of such shares was not specifically or solely intended to raise financing since the funds raised were de minimis.  It was also intended to get relatives and/ our business associates of management involved in our business.  Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders, their families and business associates may provide us with valuable services such as recommending our services and providing us with business advice in any areas of expertise or knowledge that they may have that can be of value and assistance to us.

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering 1,300,000 of our 10,000,000 currently outstanding shares for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

At April 9, 2007 we had 40 shareholders:

Of the total outstanding shares, 9,400,000 shares were issued at inception to one individual, Brian D. Wolff, our president. The shareholders include minor children whose shares were purchased by their parents and given to them. An additional 600,000 shares were issued to 39 additional shareholders at $.001 per share for $600 in cash, in October 2006.  With the exception of such minor children these stockholders had an opportunity to ask questions of and receive answers from our executive officer and were provided with access to our documents and records in order to verify the information provided.   Each of these 39 shareholders who was not an accredited investor represented that he/she had such knowledge and experience in financial and business matters that he/she was capable of evaluating the merits and risks of the investment, and we had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description.  All transactions were negotiated in face-to-face or telephone discussions between our executives and the individual purchaser (exclusive of the aforesaid minor children), each of whom indicated that they met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended.  Outsiders has made a determination that each of such investors are “sophisticated investors” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment. Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with Outsiders.  In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he/she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. Each investor signed the same form of Investment Letter. A Form of that Investment Letter is filed as Exhibit 10.5 to our registration statement of which this prospectus is a part.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on our stock transfer records.

All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder’s beneficial ownership of shares of our common stock as of April 9, 2007 and as adjusted to give effect to the sale of the shares offered hereunder.

Selling Security Holders	Shares Owned Before Offering	Shares Being Offered	Number of Shares To Be Owned After Offering	*Percentage To Be Owned After Offering	Relationship to Outsiders or Affiliates
Brian D. Wolff	9,400,000	700,000	8,700,000	87%	Chairman and president
Stephen Schneer	40,000	40,000	0		Director
S. Craig Barton	10,000	10,000	0		Business associate
Carol L. Wolff	50,000	50,000	0		Mother of Company President

Clements, Andrea	5,000	5,000	0		Business associate
Davison, Elizabeth	5,000	5,000	0		Business associate
Gilson Howard	5,000	5,000	0		Business associate
Gilson III, Bernadette	5,000	5,000	0		Business associate
Gilson IV, Howard	5,000	5,000	0		Minor child of business associate
Gilson, Alexandra	5,000	5,000	0		Minor child of business associate
Goolishian, Sarah	5,000	5,000	0		Minor child of business associate
Gothner, Emma	5,000	5,000	0		Minor child of business associate
Gothner, Katherine	5,000	5,000	0		Minor child of business associate
Graham, Alex	5,000	5,000	0		Business associate
Christine Marino	10,000	10,000	0		Aunt of Company President
Hughes, Claire	5,000	5,000	0		Business associate
Hughes, Dennis	5,000	5,000	0		Business associate
Hughes, Mary Claire	5,000	5,000	0		Minor child of business associate
Hughes, Patrick	5,000	5,000	0		Minor child of business associate
Lawler, Mary	5,000	5,000	0		Business associate
Long, Alexandra	5,000	5,000	0		Minor child of business associate
Long, Elizabeth	5,000	5,000	0		Minor child of business associate
John Marino	5,000	5,000	0		Uncle of Company President
Long, Tracey	5,000	5,000	0		Business associate
McBride, Peter	5,000	5,000	0		Business associate
McTernan, Beatrice	5,000	5,000	0		Business associate
McTernan, James	5,000	5,000	0		Business associate
McTernan, Sean	5,000	5,000	0		Minor child of business associate
Nancy Molesworth	5,000	5,000	0		Wife of Stephen Schneer
Nakic, Valentina	5,000	5,000	0		Business associate
Santia, Carla	5,000	5,000	0		Business associate
Seitz, Ivana	5,000	5,000	0		Minor child of Jeremy Seitz & Valentina Nakic
Seitz, Jeremy	5,000	5,000	0		Business associate
Tetreault, Paul	5,000	5,000	0		Business associate
Viens, Donna	5,000	5,000	0		Business associate
Viens, Jeanette	5,000	5,000	0		Minor child of business associate
Viens, John	5,000	5,000	0		Minor child of business associate
Wise, Chirstopher	5,000	5,000	0		Minor child of Beatrice McTernan
Holly Bottega	25,000	25,000	0		Assistant to Gary B. Wolff
Wolff, Gary	300,000	300,000	0		Counsel to Company and father of Brian Wolff

	10,000,000	1,300,000	8,700,000

*

The total percentage is only indicated if 1% or greater.

None of the Selling Stockholders is a broker/dealer or an affiliate of a broker/dealer.

Brian D. Wolff, our president, is a Selling Stockholder and will be considered to be an underwriter for purposes of this offering. Mr. Wolff’s current intentions are to remain with us regardless of whether he sells all or a substantial portion of his stockholdings in us.  He, nevertheless, is offering approximately 7.4% of his shareholder interest, (700,000 out of a total of 9,400,000 shares owned by him) in this offering  or 7% of all outstanding common shares) since otherwise sales by him would be restricted to 1% (or 100,000 shares) of all outstanding Outsiders shares every three months in accordance with Rule 144.  As an officer/control person of Outsiders, Mr. Wolff may not avail himself of the provisions of Rule 144(k) which otherwise would permit a non-affiliate to sell an unlimited number of restricted shares provided that the two-year holding period requirement is met.

Selling Stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices. All non-management selling shareholders received their shares in a private placement in October 2006 for $.001 per share.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement in October 2006. All of our outstanding shares were issued at $.001 per share in October 2006 except for those 9,400,000 shares issued to our president upon incorporation. Accordingly, in determining the offering price, we selected $.01 per share which was the nearest full cent higher than the price per share paid by our 39 other stockholders (excluding our president).

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed or quoted on a public exchange, a market maker has filed a Rule 211 application with the NASD to enable our securities to be quoted on the Over-the-Counter Bulletin Board (OTCBB). In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. The registration statement, of which this prospectus is a part, must be effective in order for our securities to be eligible for quotation on the OTCBB. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. While a market maker has file d a Rule 211 application with the NASD in order to apply for the inclusion of our common stock in the Over-the-Counter Bulletin Board (“OTCBB”), such efforts may not be successful, and owners of our common stock may not have a market in which to sell the shares. Even if the common stock were quoted in a market, there may never be substantial activity in such market.  If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is no Outsiders common equity subject to outstanding options or warrants to purchase or securities convertible into common equity of Outsiders.

The number of shares of Outsiders common stock that could be sold by our shareholders pursuant to Rule 144 (once we are eligible therefore) is up to 1% of 10,000,000 (i.e., 100,000 shares) each three  months by each Outsiders shareholder.  Based upon current ownership, such number of shares eligible would be 500,000 shares as follows, 100,000 shares which may be sold by our president, commencing 90 days from the date of this prospectus and an aggregate of 400,000 shares which may be sold by the 39 other shareholders of Outsiders commencing on or about October 15, 2007.

Outsiders has agreed to register 1,300,000 shares of the 10,000,000 shares currently outstanding for sale by security holders.

NOTE REGARDING FORWARD–LOOKING STATEMENTS

Certain matters discussed in this prospectus are forward–looking statements. Such forward–looking statements contained in this prospectus involve risks and uncertainties, including statements as to:

•

our future operating results,

•

our business prospects,

•

our contractual arrangements and relationships with third parties,

•

the dependence of our future success on the general economy, and

•

the adequacy of our cash resources and working capital.

These forward–looking statements can generally be identified as such because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward–looking statements. You should read statements that contain these words carefully because they:

•

discuss our future expectations;

•

contain projections of our future results of operations or of our financial condition; and

•

state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to predict accurately or over which we have little or no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus.

The forward–looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward–looking statements to reflect subsequent events or circumstances.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Introduction

We were incorporated on March 4, 2002 with the goal of being an independent record label and entertainment management firm focused on signing and representing artists in the rhythm and blues, "hip-hop" and rap genres particularly. We opened an office and began revenue generating activities in May 2005. We have not signed any artists. Substantially all of the revenue to date relates to permitting unaffiliated recording artists having no association with us to utilize our recording studio on an hourly or negotiated rental basis. Our independent auditors state in their audit report, dated March 3, 2007 and included with this prospectus, that there is substantial doubt that we will be able to continue as a going concern.

Our goal is to identify and sign unknown recording artist(s) with talent and potential and promote those artists careers by making and distributing recordings for them and promoting them within the industry. In effect, our goal is to be directly involved in every stage of developing the careers of our artists. We believe that most artists who sign with an independent record label and entertainment management business do so only after first attempting to obtain a contract with a major record label. Most agreements between independent record labels and artists are relatively short, typically for one or two albums, or even just a few singles. Therefore, it is difficult to estimate the proceeds that may be earned from the first few artists who we represent.

We do not anticipate spending more than $10,000 in connection with promoting any one recording artist. We also cannot predict the likelihood or timing of signing an artist with potential and talent.

Operations for the Years Ended August 31, 2006 and 2005

We cannot predict what our level of activity will be over the next 12 months because we do not know how many musical artist we will sign, if any (to date, we have not signed any artists). Our revenue from our recording studio was $54,564 in 2006 and $20,797 in 2005.   Charges for use of the recording studio start at $35 per hour and must be paid on the day that the studio is used. We use unpaid interns to make telephone calls and post Internet websites to make independent artists and producers aware of our studio. In addition, we get repeat business and “word of mouth” advertising from prior users. There is no way of predicting future use of our recording studio for any given period, however.

Operating expenses were as follows:

	2006	2005

Rent	$33,399	$7,534
Communications	3,345	1,889
Water for office	2,427	508
Compensation	12,000	4,000
Travel	874	706
Meals & Entertainment	727	590
Other	1,798	1,036
Depreciation	5,087	843

Total	$59,657	$17,106

We opened our office and began revenue producing activities in May 2005. Therefore, 2005 included only four months of operating activity.

Rent expense relates to the rent for our office and studio. The lease calls for monthly rental expense of $2,800 plus certain utilities. Communications represents principally telephone expenses. Water is needed for interns who work at the office and people who use our recording studio. Depreciation relates principally to the equipment in our recording studio. We use a three year useful life from the date of acquisition. Other relates to miscellaneous operating expenses.

Our president has not taken any cash compensation since inception and has agreed to defer compensation otherwise payable to him so as to permit the Company to remain viable and meet its expenses if sufficient revenues are not generated.  Through February 28, 2007, all of the work performed by our president has been considered a contribution of capital.

While current Company clientele may temporarily utilize alternative studio facilities until our studio is again functioning, such clientele has indicated that (owing to their ongoing relationship with the Company’s President) they will once again utilize our studio once operational.

We use volunteer interns who wish to become part of the industry for most functions. We have no paid employees. We engage professional engineers who are independent contractors to work at the studio when it is being used. They are generally paid by the group using the studio. We will consider hiring full or part time employees if revenue and cash flow permit.

Operations for the Six Months Ended February 28, 2007 and 2006

Revenue was $17,410 in 2007 compared with $30,773 in 2006. For the first four months of the period ended February 28, 2007 we solicited business in the same way as we did the prior year. However, fewer people engaged our services.  In January 2007, there was a burglary in our recording studio. Most of our high tech recording equipment, which was not insured, was stolen resulting in the capacity and capability of the studio to be substantially reduced. We are negotiating with the landlord and its insurance carrier to recover some or all of our losses and are exploring our other legal remedies. We are also planning to install an alarm system in the studio. After the alarm system is installed, we intend to replace the stolen equipment. The net book value of the stolen equipment was $7,705 and was written off in January 2007. No amount has been recorded with respect to a possible settlement with the landlord. The replacement equipment will be financed through a capital contribution from our president and is expected to be installed by June 30, 2007. Our president will provide us with loans of up to $20,000 to meet operating expenses, including the costs needed to negotiate agreements with recording artists if an opportunity becomes available, until the new equipment is installed.

As a result of this robbery and the time required to purchase and install new equipment, our revenue producing activity for the remainder of the fiscal year is likely to be seriously impaired. We believe that operating levels will resume at the levels realized before the theft within three months of the new equipment being installed. No assurances can be provided, however, that we will be successful in this undertaking.

Operating expenses were as follows:

	2007	2006

Rent	$16,342	$18,558
Communications	1,253	1,627
Water for office	164	381
Professional fees	6,000	750
Compensation	6,000	6,000
Depreciation	2,834	2,510
Other	769	1,231
Loss from theft	7,705	-
Total	$41 ,067	$31 ,057

Rent expense relates to the rent for our office and studio. The lease calls for monthly rental expense of $2,800 plus certain utilities. Communications represents principally telephone expenses. Water is needed for interns who work at the office and people who use our recording studio. All three expense categories increased because of the theft of equipment in January which reduced our activities in January and February 2007. Depreciation relates principally to the equipment in our recording studio.

Our president has not taken any cash compensation since inception and has agreed to defer compensation otherwise payable to him so as to permit the Company to remain viable and meet its expenses if sufficient revenues are not generated.  Through February 28, 2007, all of the work performed by our president has been considered a contribution of capital.

Liquidity

Outsiders does not have any credit facilities or other commitments for debt or equity financing. No assurances can be given that advances if or when needed will be available. We do not believe that we need funding to continue our operations at our current level because we do not have a capital-intensive business plan, and our fixed cost level is low. To date we have covered expenses from fees paid for use of our recording studio. We would need some form of financing if use of our recording studio decreased significantly. Private capital, if sought, will be sought from former business associates of our president or private investors referred to us by those business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we may use restricted shares to compensate employees/consultants wherever possible. If we are successful in using restricted shares to satisfy operating obligations, it will help our cash flow and possibly enable us to meet some or all of the obligations of being a public company without needing other sources of financing.

Outsiders will pay all costs relating to this offering estimated at $18,000.  This amount will be paid as and when necessary and required or otherwise accrued on the books and records of Outsiders until we are able to pay the full amount due either from revenues or loans from our president.  Absent sufficient revenues to pay these amounts within six months of the date of this prospectus, our president has agreed to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus.  If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when Outsiders has the financial resources to do so. A formal written arrangement exists with respect to our president’s commitment to loan funds to pay the fees relating to this prospectus and, accordingly, the agreement between Outsiders, our president and our counsel (filed as Exhibit 10.2) is binding upon all parties.

Once we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with the professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $25,000 per year for the next few years and will be higher if our business volume and activity increases. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use non-cash means of settling obligations and compensate independent contractors by issuing stock options and/or restricted shares of our stock instead of cash to settle obligations, although there can be no assurances that we will be successful in any of those efforts.

Our president has not taken any cash compensation since inception and has agreed to defer compensation otherwise payable to him so as to permit us to remain viable and meet our expenses if sufficient revenues are not generated.   Through February 28, 2007, all of the work performed by our president has been considered a contribution of capital. The written agreement between us and our president is filed as Exhibit 10.3 to our registration statement, of which this prospectus is a part. If compensation is deferred under this agreement, it will be accrued and paid in the future if and when sufficient resources exist to do so.

Off-balance Sheet Arrangements

None.

Recent Accounting Pronouncements

In June 2003, the Securities and Exchange Commission adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002. Commencing with our annual report for the year ended August 31, 2008, we will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement

•

of management’s responsibility for establishing and maintaining adequate internal control over our financial reporting;

•

of management’s assessment of the effectiveness of our internal control over financial reporting as of year end;

•

of the framework used by management to evaluate the effectiveness of our internal control over financial reporting; and

•

that our independent accounting firm has issued an attestation report on management’s assessment of our internal control over financial reporting, which report is also required to be filed .

The FASB also issued FASB Statement No. 154 (SFAS 154) which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. It is not believed that this will have an impact on the Company in the foreseeable future as no accounting changes are anticipated.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, which amends SFAS No. 133, Accounting for Derivatives Instruments and Hedging Activities and SFAS No. 140,  Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that are derivative instruments. . It is not believed that this will have an impact on the Company in the foreseeable future as no accounting changes are anticipated.

Critical Accounting Policies and Estimates

In preparing our financial statements in conformity with accounting principles generally accepted in the United States of America, we must make decisions that impact the reported amounts of assets, liabilities, revenues and expenses, and related disclosures. Such decisions include the selection of the appropriate accounting principles to be applied and the assumptions on which to base accounting estimates. In reaching such decisions, we apply judgments based on our understanding and analysis of the relevant circumstances, historical experience, and actuarial valuations. Actual amounts could differ from those estimated at the time the consolidated financial statements are prepared.

Our significant accounting policies are described in Note 2 to the financial statements.

BUSINESS

Outsiders was incorporated on March 4, 2002 by Brian D. Wolff under the laws of the State of Delaware with the goal of being an independent record label and entertainment management business focused on signing and representing artists in the "rhythm and blues, hip-hop" and rap genres particularly. We believe, based on the observations of our president. that the rhythm and blues, "hip-hop" and rap genres represent a growing portion of the music industry.

We began revenue generating activities in May 2005. We have not signed any artists. Substantially, all of the revenue to date relates to permitting unaffiliated recording artists having no association with us to utilize our recording studio on an hourly or negotiated rental basis.

Our goal is to operate in three areas within the music industry:

* Use of our music studio – we operate a modern music and production studio containing the following equipment which we believe are desirable to production engineers:

Mackie 248 track / 8 Bus mixing console
Mac G5 512 MB RAM
Maxdor 500 GIG External Harddrive
motu 896 hd
Universal Audio M610 Tube Mic Pre-Amp
Motif rack 1u tone generator
Dbx compressor limiter
Akai mpc 4000
FLStudio 5 producer edition
Propellerheads : Reason 2.5
Adobe : Audition 1.5
T-Racks VST Mastering Suite
Ableton Live 4.1 gemini turntables
Alesis dual channel reverb digital master effects
Orbit-emu sound module
Music XPC Professional CPU : 512 MB RAM
m-audio 88 key workstation
Samson Resolv 65a Studio Monitors
Yamaha HS8om Active Studio Monitors
Alesis Playback Monitors
Blue Baby Bottle Condenser Microphone
Audio technica 40/40
NEUMANN TLM-103

*All of the above indicated studio equipment was stolen and will be replaced as indicated directly below.

Until such time, if ever, as we need the studio solely for our own artists, we make and will continue to make it available to independent artists and producers. Many independents do not have access to a studio and need to use a facility owned by others. We charge a fee starting at $35 per hour and increasing from there based on the needs of the user. The fee is generally paid in full before the user leaves our facility. We use unpaid interns to make telephone calls and post Internet websites to make independent artists and producers aware of our studio. In addition, we get repeat business and “word of mouth” advertising from prior users.

In January 2007, there was a burglary in our recording studio. Most of our high tech recording equipment, which was not insured, was stolen resulting in the capacity and capability of the studio to be substantially reduced. We are negotiating with the landlord and its insurance carrier to recover some or all of our losses and are exploring our other legal remedies. We are also planning to install an alarm system in the studio. After the alarm system is installed, we intend to replace the stolen equipment with equal or better equipment. The net book value of the stolen equipment was $7,705 and was written off in January 2007. No amount has been recorded with respect to a possible settlement with the landlord. The replacement equipment will be financed through a capital contribution from our president and is expected to be installed by June 30, 2007. Our president will provide us with loans of up to $20,000 to meet operating expenses, including the costs needed to negotiate agreements with recording artists if an opportunity becomes available, until the new equipment is installed.

Entertainment management – Our goal is to identify unknown but talented artists, sign them to contracts and promote their careers. Our promotional and management efforts will consist of:

o

Writing or obtaining music for the artists to sing.

o

Recording songs in our recording studio to distribute.

o

Distributing the recordings to stores and college and other radio stations.

o

Calling college and other radio stations and posting Internet sites to encourage playing of and listening to the recordings.

o

Arranging appearances at selected night clubs and concerts.

o

Introducing an artist’s work to established recording labels .

For the foreseeable future, we will use the contacts of our president and unpaid volunteer interns to perform these tasks. Efforts will primarily be in the New York City area and target potential customers who are under the age of 30. We do not believe that our initial costs will exceed $10,000 for any individual artist.

Before undertaking work, we will sign an artist to a contract that provides us with a negotiated percentage of revenue earned by the artist during the term of the contract. The contracts are likely to be for one year, and the percentages will range up to 25%.  The revenues earned by an artist will be from live appearances and royalties on recordings. Most agreements are likely to include clauses calling for the reimbursement of our direct upfront expenses.

Independent record label – We will make recordings at our recording studio for artists who we sign and distribute these recordings to local retailers under our own record label. Record labels, whether large or independent, derive revenue from two key forms of assets--the artists whom they sign and copyrights on the artists' music. Signed artists comprise a record label's product base, while copyrights and other intellectual property represent the quantifiable assets of the record label.

Independent record labels typically do not pay their artists advances or royalties. Instead, it is common for these smaller labels to agree to a "profit sharing deal" with their artists. In this way, any profits generated from record sales after the recoupment of recording and other costs by the record label can be split between the label and the artist in such percentages and duration as determined by the parties when the artist agrees to sign with the label.

With regard to copyright, record labels generally own not only the master tapes of the sound recordings, but also the intellectual property rights assigned to them, which are collectively referred to as "phonographic master rights" within the music industry. Phonographic master rights can generate a long term or perpetual revenue stream stemming from a variety of sources including album sales, broadcasting and synchronization rights for films and television programming. Owning the rights to the master recordings also empowers the record label with the right to seek out licensing deals with other third party record labels and distributors.

We believe that there are potentially commercially viable rhythm and blues, hip-hop and rap artists who are not signed by one of the large record labels. Since the number of artists vying for the attention of each of the major record labels exceeds the number of artists that they can properly evaluate, we believe that a number of these artists are rejected with many of their demo tapes never being heard. For this reason, we believe that these rejections are not always a reflection of the artists' potential. We believe this scenario provides an opportunity for an independent record label such as us to sign quality artists at an early stage in their careers and benefit from their future success.

Our goal is to identify talented artists at early stages in their careers through the contacts of our president and the efforts of our interns making our company known on Internet sites, selected night clubs and college campuses.

Our four principal responsibilities as an indendent record label will be the production, manufacture, distribution and promotion of our artists' music. We intend to engage consultants and independent contractors to aid in each of these areas. To the extent possible, we will compensate the consultants and independent contractors with restricted shares of our common stock.

Production -This is the process through which the artist records a master tape to be used in producing the album in formats such as compact discs and cassette tapes. As the record label representing an artist, our production responsibilities will include funding the rehearsal and recording studio time, in addition to presiding over the mixing and the mastering of the artist's master tape. These functions will be done at our recording studio using some independent contractors. We expect that the average production cost of any album that we do in the next two years would be less than $10,000.

Manufacture - In this process, the master tape is used to create various formats of the album such as compact disc and cassette tape. All packaging, including artwork, liner notes and lyric sheets are inserted during the manufacturing stage. We expect to contract with third parties for the manufacture of our artists' albums. We intend, to the extent possible, to enter into agreements with distributors who will bear the manufacturing costs of our artists' products in exchange for a percentage of sales of those products. This percentage is typically between 10% and 30%, depending on the marketing and promotion costs that the distributor agrees to pay. We believe that this is a typical arrangement between distributors and independent record labels in the music industry, and as a result, there will be no material cost to us regarding manufacture.

Distribution - We intend to initially utilize independent distributors to distribute our artists' products to retail locations. Use of an independent distributor is substantially less expensive than distribution through major record labels. As a result, there will be no material costs to us regarding distribution. Distribution companies take a percentage from each sale in exchange for performing the logistical work required to place recorded products into mass merchandisers, record chains, independent record stores and other retailers.

If any of our artists become commercially accepted, we may utilize a major record label company to further distribute our artists' products. Major label distribution is generally more expensive than utilizing independent distributors but is more effective due to more complete coverage of the consumer market.

We expect to use our website, www.outsidersentertainment.com, as an informational resource to promote our artists and their music, as well as potentially for e-commerce sales of their recorded products.

Promotion - We expect to focus our efforts on promoting our artists to a target market of people under 30 years of age through contacting college and other radio stations to play their songs and through their live performances at concerts and night clubs to help generate record sales. We expect that the average promotion cost of any album would be less than $10,000.  We will initially concentrate our promotion efforts towards increasing sales of our recording artists' albums in the areas in which they perform live in concert.

Competition

The record label industry is largely dominated by five companies which collectively manufacture and distribute and supply the substantial portion of the music of more than 200 large record labels to the domestic market. These five companies are (1) Universal Music Group, (2) Sony Music Entertainment, (3) EMI Group, (4) Warner Brothers Music, and (5) BMG Entertainment, which through the large record labels account for approximately 80% of domestic music sales. The remaining 20% of the U.S. music market is shared by approximately 2,500 independent record labels with whom we directly compete for musical talent. Due to the large number of independent record labels that exist, we are not aware of any specific independent record label with significant market share to warrant consideration as a direct competitor, but competition is fierce among all of the independent record labels as well as with the large record labels.

The market for the promotion of artist and distribution of music is extremely competitive and rapidly changing. We face competitive pressures from numerous actual and potential competitors. Many of our current and potential competitors in the recorded music business have more substantial competitive advantages than we have, including:

•

longer operating histories;

•

significantly greater financial, technical and marketing resources;

•

greater brand name recognition;

•

better distribution channels;

•

larger client bases of artists; and

•

more popular content or artists.

We cannot provide any assurances that we can or will be successful competing against these more established competitors.

Employees

At April 9, 2007, we had one employee, Brian D. Wolff, who devotes fulltime to us. He does not have a contract or employment agreement. We use unpaid interns who are engaged on short-term bases without written agreements. We engage professional engineers who are independent contractors to work at the studio when it is being used. They are generally paid by the group using the studio. If we sign artists, we will use independent contractors and consultants on short-term bases without written agreements.

Property

We currently operate out of office space located at153 West 27th Street, New York, NY 10001, which serves as our principal address, under the terms of a three-year lease calling for minimum annual payments of $28,000 per year plus certain utilities. The lease calls for rentals to increase by 3% each year and is scheduled to expire in May 2008.

Intellectual property

Our business, like that of other companies involved in recorded music will rely on ownership, control and exploitation of musical works and sound recordings. While we do not currently hold any intellectual property rights, phonographic master rights inclusive of the sound recordings which may be produced by our artists will be protected under applicable domestic and international copyright laws.

Although circumstances may vary, rights and royalties relating to a particular recording typically operate as follows: when a recording is made, copyright in that recording vests either in the recording artist (and is licensed to the record company) or in the record company itself, depending on the terms of the agreement between them. Similarly, when a musical composition is written, copyright in the composition vests either in the writer (and is licensed to the music publishing company) or in the publishing company itself. Artists generally record songs that are controlled by music publishers. For songs that will be recorded by our clients in the future, we would generally obtain the rights to reproduce such songs on formats such as compact disc or cassette tape from the music publishers. The manufacture and sale of a compact disc, cassette tape or other sound carrier would result in royalties being payable by us to the publishing company at industry agreed upon or statutory rates for the use of the composition (and the publishing company in turn pays a royalty to the writer) and by us to the recording artist for the use of the recording.

We operate in an industry in which revenues are adversely affected by the unauthorized reproduction of recordings for commercial sale, commonly referred to as "piracy," dissemination of recordings over the internet for free, and by home taping for personal use. We will rely on existing copyright laws to prevent unauthorized reproduction and distribution of recordings expected to be produced by our artists. However, existing copyright laws afford only limited protection. Policing unauthorized use of these recordings will be difficult and music piracy is expected to be a persistent problem. We are aware that unauthorized copying occurs within our industry and if a significant amount of unauthorized copying of our recordings were to occur, our business would be harmed. In addition, the laws of some countries in which our recordings may be distributed either do not protect our recordings and intellectual property rights to the same extent as the laws of the United States, or these laws are weakly enforced. Legal protection of our rights may be ineffective in these countries, and as we utilize emerging technologies, such as the Internet and online services, our ability to protect our intellectual property rights is expected to become more difficult. In addition, intellectual property laws are less clear with respect to such emerging technologies. Accordingly, existing intellectual property laws may not provide adequate protection to our recordings that are disseminated in connection with emerging technologies.

Priority and enforceability of intellectual property rights can be difficult to verify. If we violate third-party proprietary rights, we cannot assure you that we would be able to arrange licensing agreements or other satisfactory resolutions on commercially reasonable terms, if at all. Any claims, made either by us or against us, related to the infringement of third party proprietary rights could result in the expenditure of significant financial and managerial resources and/or injunctions preventing us from providing services. Such claims could severely harm our operations and ability to compete, particularly if our name becomes recognizable in the entertainment industry, as well as harm our financial position.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Brian D. Wolff	28	Chairman, president, CEO, CFO, secretary and principal accounting officer
Stephen B. Schneer	74	Director

Brian D. Wolff – Founded us in 2003 and has been our president and fulltime employee since inception.  Prior thereto, he was involved in marketing with T-Bones Records from 2002 to 2003. He holds a BA from Syracuse University, Newhouse School of Communications. He has sold copies of his own recordings and has had two number one hits in the Upstate New York area at the local K-Rock Station, one of which was played on the Howard Stern TV Show.

Stephen B. Schneer - Mr. Schneer became a director in February 2007. He is an attorney who practices law in New York City. Mr. Schneer holds a JD from Columbia University.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  Both directors’ terms of office expire on August 31, 2007. All officers are appointed annually by the board of directors and, subject to employment agreements (which do not currently exist) serve at the discretion of the board. Currently, directors receive no compensation.

As permitted by Section 145 of the Delaware General Corporation Law, our certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duty as a director. In addition, as permitted by Section 145 of the Delaware General Corporation Law, our certificate of incorporation and bylaws that:

•

we are required to indemnify its directors and officers and such persons serving as a director, officer, employee or agent in other business enterprises at the registrant’s request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary;

•

we may, in our discretion, indemnify employees and agents in those circumstances where indemnification is not required by law;

•

we are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amounts if it is finally determined that such person is not entitled to indemnification under Delaware law;

•

the rights conferred in our certificate of incorporation and bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, executive officers and employees; and

•

we may not retroactively amend the provisions of our certificate of incorporation or bylaws in a way that is adverse to our directors, executive officers, employees and agents in these matters.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the Outsiders board of directors will establish an audit committee and a compensation committee.  The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls.  The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.

All directors will be reimbursed by Outsiders for any accountable expenses incurred in attending directors' meetings provided that Outsiders has the resources to pay these fees.  Outsiders will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Stock Option Plan

Pursuant to the September 15, 2006 board of directors’ approval and subsequent stockholder approval, Outsiders adopted our 2006 Non-Statutory Stock Option Plan (the “Plan”) whereby we reserved for issuance up to 1,500,000 shares of our common stock.  Non-Statutory Stock Options do not meet certain requirements of the Internal Revenue Service, as compared to Incentive Stock Options which meet the requirements of Section 422 of the Internal Revenue Code. Nonqualified options have two disadvantages compared to incentive stock options. One is that recipients have to report taxable income at the time that they exercise the option to buy stock, and the other is that the income is treated as compensation, which is taxed at higher rates than long-term capital gains. We intend to file a Registration Statement on Form S-8 so as to register those 1,500,000 shares of common stock underlying the options in the Plan once we are eligible to do so which will be after we are subject to the 1934 Act Reporting Requirements and have filed all required reports during the preceding 12 months or such shorter period of time as required.

No options are outstanding under the Plan as of April 9, 2007.

As previously indicated, the board of directors, on September 15, 2006, adopted the Plan so as to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of Outsiders and our subsidiaries, if any.  The board of directors believes that our policy of granting stock options to such persons will provide us with a potential critical advantage in attracting and retaining qualified candidates.  In addition, the Plan is intended to provide us with maximum flexibility to compensate plan participants.  We believe that such flexibility will be an integral part of our policy to encourage employees, non-employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value.  The board of directors believes that important advantages to Outsiders are gained by an option program such as the Plan which includes incentives for motivating our employees, while at the same time promoting a closer identity of interest between employees, non-employee directors, consultants, attorneys and advisors on the one hand, and the stockholders on the other.

The principal terms of the Plan are summarized below; however, it is not intended to be a complete description thereof and such summary is qualified in its entirety by the actual text of the Plan, a copy of which has been filed as an exhibit to our registration statement, of which this prospectus is a part.

Summary Description of the Outsiders Entertainment, Inc. 2006 Non-Statutory Stock Option Plan

The purpose of the Plan is to provide directors, officers and employees of, as well as consultants, attorneys and advisors to, Outsiders and our subsidiaries, if any, with additional incentives by increasing their ownership interest in Outsiders.  Directors, officers and other employees of Outsiders and our subsidiaries, if any, are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by us and consultants, attorneys and advisors to us providing valuable services to us and our subsidiaries.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to us and/or our subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.  Further, NSO’s have two disadvantages compared to ISO’s in that recipients of NSOs must report taxable income at the time of NSO option exercise and income from NSO’s is treated as compensation which is taxed at higher rates than long-term capital gains.

Our board of directors or a compensation committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the board of directors and/or compensation committee), such options shall terminate immediately.  Unless otherwise determined by the board of directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

a.

decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan, or

b.

extend the NSO period, or

c.

materially increase the benefits accruing to Plan participants, or

d.

materially modify Plan participation eligibility requirements, or

e.

extend the expiration date of the Plan.

Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	1,500,000
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	1,500,000

Executive Compensation

We currently have no formal written salary arrangement with any officer or director.

Long Term Compensation
		Annual Compensation			Awards		Payouts
					Restricted	Securities
	Year			Other	Stock	Underlying	LTIP
Name and	Ended		Bonus	Annual	Award(s)	Options/	Payouts	All Other
Principal Position	Aug. 31	Salary ($)	($)	Compensation ($)	($)	SARs (#)	($)	Compensation ($)

Brian D. Wolff	2006	-	-	-	-	-	-	-
President	2005	-	-	-	-	-	-	-

PRINCIPAL SHAREHOLDERS

As of April 9, 2007, we had 10,000,000 shares of common stock outstanding which are held by 40 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have or to claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of April 9, 2007; of all directors and executive officers of Outsiders; and of our directors and officers as a group

Name and Address of Beneficial Owner [1]	Number of Shares Beneficially Owned [2]	Percent of Class
Brian D. Wolff	9,400,000	94.0
Stephen B. Schneer	40,000	0.4

Officers and Directors as a group ( 2 members)	9,440,000	94.4

CERTAIN RELTIONSHIPSAND RELATED TRANSACTIONS

The sole promoter of Outsiders is our president, Brian D. Wolff. In May 2005, Mr. Wolff contributed $9,400 to our capital.

_________________________

1

The address for each person is 153 West 27th Street, New York, NY 10001.

2

Unless otherwise indicated, Outsiders believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

Outsiders has entered into written agreements regarding: (i) its president deferring compensation if necessary (Exhibit 10.3); (ii) its president lending funds to it if necessary (Exhibit 10.2).  Summaries of Exhibits 10.2 and 10.3 may be found in the “Management’s Discussion and Analysis or Plan of Operation” section of this prospectus. Both of these Exhibits are filed as part of our registration statement of which this prospectus is a part.

DESCRIPTION OF CAPITAL STOCK

Introduction

  Outsiders was incorporated on March 4, 2002 at which point it issued 9,400,000 shares to Brian D. Wolff for his work in establishing us and developing a business plan. Outsiders subsequently issued 600,000 shares to 39 additional shareholders.  Outsiders is now authorized to issue 100,000,000 shares of common stock. Of this amount, there are 90,000,000 shares of authorized but unissued common stock.

Preferred Stock

Outsiders’ certificate of incorporation, as amended in March 2007  authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

There are 10,000,000 shares of common stock issued and outstanding at April 9, 2007 held by 40 shareholders. The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

Authorized but Unissued Capital Stock

One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Outsiders by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks.  Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Delaware Anti-Takeover Law

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers.  This section prohibits, subject to exceptions, publicly traded Delaware corporations from engaging in a business combination, which includes a merger or sale of more than 10% of the corporation’s assets, with any interested stockholder.  An interested stockholder is generally defined as a person who, with its affiliates and associates, owns or, within three years before the time of determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.  This prohibition does not apply if:

•

the transaction is approved by the board of directors before the time the interested stockholder attained that status;

•

upon the closing of the transaction that resulted in the stockholder becoming an interest stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the start of the transaction; or

•

at or after the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares.  However, we have not opted out of this provision.  This provision of the Delaware General Corporation Law could prohibit or delay a merger or other takeover or change-in-control attempts and may discourage attempts to acquire us.

As a Delaware corporation, we are subject to the Delaware Revised Statutes ("DRS" or "Delaware law"). Certain provisions of Delaware law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Dissenters' Rights.

Among the rights granted under Delaware law which might be considered as material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Delaware Revised Statutes ("DRS") 92A.380-390).  This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange.  This right normally applies if shareholder approval of the corporate action is required either by Delaware law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

•

listed on a national securities exchange,

•

included in the national market system by the National Association of Securities Dealers, or

•

held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the Articles of Incorporation (our Certificate of Incorporation does not so provide) or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights.

Delaware law also specifies that shareholders are to have the right to inspect company records. This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of our outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

•

the articles of incorporation, and all amendments thereto,

•

bylaws and all amendments thereto; and

•

a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Delaware law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Transfer Agent

 The Transfer Agent for our common stock is Action Stock Transfer Company, 7069 S. Highland Drive, Suite 30, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

•

on any market that might develop;

•

in transactions other than market transactions;

•

by pledge to secure debts or other obligations;

•

1purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•

in a combination of any of the above.

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over- the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

________________________

1

If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in Outsiders to a broker-dealer as principal and the broker-dealer is acting as underwriter, Outsiders will file a post-effective amendment to its registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in its registration statement as required and filing the agreement as an exhibit to such registration statement.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act or the Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

Affiliates and/or promoters of Outsiders who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents.

This offering will terminate on the earlier of the:

a)

date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or

b)

date on which all shares offered by this prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by the NASD (once and if and when quotation thereon has occurred).  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

SEC Rule 15g-9 (as most recently amended and effective September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.   The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities.  Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Securityholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of our shares of common stock.

We intend to apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide us with “manual” trading exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement, of which this prospectus is a part, is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 805 Third Avenue, New York, New York 10022. Gary B. Wolff, president and sole stockholder of Gary B. Wolff, P.C., owns 300,000 shares of our common stock. Gary B. Wolff is the father of Brian D. Wolff.

EXPERTS

The financial statements of Outsiders as of August 31, 2006 and the years ended August 31, 2006 and 2005 included in this prospectus have been audited by  independent registered public accountants and have been so included in reliance upon the report of Mantyla McReynolds LLC given on the authority of such firm as experts in accounting and auditing.

UNAUDITED INTERIM STATEMENTS

The information for the interim periods ended February 28, 2007 and 2006 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB–2, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to this registration statement.

Outsiders will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended, once the registration statement, of which this prospectus is a part, becomes effective.  Accordingly, at that time we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1–800–SEC–0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC’s web site at “http:/www.sec.gov.”

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements at no cost to you, by writing or telephoning us at the following address:

Outsiders Entertainment, Inc.

153 West 27th Street

New York, NY  10001

212–924–8877

49

OUTSIDERS ENTERTAINMENT, INC.

FINANCIAL STATEMENTS  INDEX

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Outsiders Entertainment, Inc.

New York, NY

We have audited the accompanying balance sheet of Outsiders Entertainment, Inc. as of August 31, 2006 and the related statements of operations, stockholders’ equity and cash flows for the years ended August 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Outsiders Entertainment, Inc., as of August 31, 2006 and the results of its operations and its cash flows for the years ended August 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has not signed any artists, has no recurring revenue producing activities and has subsequently realized a theft of substantially all its operating assets which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Mantyla McReynolds, LLC

Salt Lake City, UT

March 3, 2007, except as to Note 8, as to which the date is April 19, 2007

Outsiders Entertainment, Inc.

Balance Sheet

August 31, 2006

ASSETS

Current Assets:

Cash	$3,691
Prepaid Rent	2,400
Total Current Assets	6,091

Recording Studio Equipment	17,469
Accumulated Depreciation	(5,930)
Net	11,539

Deposits and other	7,000

TOTAL ASSETS	$24,630

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts Payable	$74
Accrued Expenses	558
Income Taxes Payable	951
Total Current Liabilities	1,583

Stockholders' Equity:
Common stock: $0.001 par value; authorized: 100,000,000 shares; 9,400,000 shares issued and outstanding	9,400
Additional paid-in capital	25,400
Accumulated deficit	11,753
Total Stockholders’ Equity	23,047

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$24,630

See Notes to Financial Statements.

Outsiders Entertainment, Inc.

Statements of Operations

For the Years Ended August 31 2006 and 2005

	2006	2005

Revenue	$54,564	$20,797
Costs and Expenses	59,657	17,106

Income (loss) before taxes	(5,093)	3,691
Provision for income taxes	1,163	1,198

Net Income (Loss)	$(6,256)	$2,493

Basic and diluted income (loss) per share	$(0.01)	$0.00
Weighted average number of common shares outstanding	9,400,000	9,400,000

See Notes to Financial Statements.

Outsiders Entertainment, Inc.

Statement of Stockholders’ Equity

	Common Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity

Balance, September 1, 2004	9,400,000	$9,400	$-	$(7,990)	$1,410

Contribution of capital			13,400		13,400

Net income – 2005	-	-	-	2,493	2,493

Balance, August 31, 2005	9,400,000	9,400	13,400	(4,509)	17,303

Contribution of capital			12,000		12,000

Net loss – 2006	-	-	-	(6,256)	(6,256)

Balance, August 31, 2006	9,400,000	$9,400	$25,400	$(11,753)	$23,047

See Notes to Financial Statements.

Outsiders Entertainment, Inc.

Statements of Cash Flows

 For the Years Ended August 31, 2006 and 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(6,256)	$2,493
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Contribution of services	12,000	4,000
Depreciation expense	5,087	843
(Increase)/Decrease in Prepaid Rent	-	(2,400)
(Increase)/Decrease in Deferred Tax Asset	212	1,198
(Increase)/Decrease in Deposits	-	(7,000)
Increase/(Decrease) in Accounts Payable	(360)	434
Increase/(Decrease) in Accrued Expenses	(450)	1,008
Increase/(Decrease) in Income Taxes Payable and other	951	-
Net Cash Provided (Used) by Operating Activities	11,184	576

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(8,305)	(9,164)
Net Cash Provided (Used) by Investing Activities	(8,305)	(9,164)

CASH FLOWS FROM FINANCING ACTIVITIES
Contributed Capital	-	9,400
Net Cash Provided (Used) by Financing Activities	-	9,400

INCREASE (DECREASE) IN CASH:	2,879	812

CASH AT BEGINNING OF YEAR	812	-
CASH AT END OF YEAR	$3,691	$812

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES:
Cash Paid For:
Interest	$-	$-
Income taxes	$-	$-

See notes to financial statements.

Outsiders Entertainment, Inc.

Notes to the Financial Statements

August 31, 2006

NOTE 1 -ORGANIZATION

Outsiders Entertainment, Inc. (the “Company”) was incorporated on March 4, 2002 under the laws of the State of Delaware with the goal of being an independent record label and entertainment management business focused on signing and representing artists in the "rhythm and blues hip-hop" and rap genres particularly. It began revenue generating activities in May 2005. Substantially all of the revenue to date relates to permitting unaffiliated recording artists having no association with the Company to utilize its recording studio on an hourly or negotiated rental basis.

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Year-end

The Company has elected a fiscal year ending on August 31.

b.  Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

c.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

e.  Equipment

Equipment is stated at cost and is being depreciated over the estimated useful lives of the related assets of three years. Depreciation expense was $5,087 and $843 for the years ended August 31, 2006 and 2005, respectively.

f.  Revenue Recognition

Substantially all of the Company’s revenue in 2006 and 2005 relates to permitting unaffiliated recording artists, having no association with the Company, to utilize its recording studio on an hourly or negotiated rental basis. Payment is due upon use. Revenue is recognized when the recording studio has been used.

g.  Impact of New Accounting and Reporting Standards

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with the Company’s Annual Report for the year ending August 31, 2008, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-KSB.

The FASB also issued FASB Statement No. 154 (SFAS 154) which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. It is not believed that this will have an impact on the Company in the foreseeable future as no accounting changes are anticipated.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

h.  Net Income (Loss) Per Common Share

Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed by dividing net income/(loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There are no diluted shares outstanding as of August 31, 2006.

NOTE 3 -GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company commenced operations in May 2005 but has not signed any recording artists, has no source of fixed or recurring income and has subsequently realized a theft of substantially all its operating assets. It also has no credit facilities but does have fixed monthly expenses relating to its lease agreement.

The Company is negotiating with the landlord’s insurance carrier to recover some or all of its losses from the theft and is exploring its other legal remedies. It is also planning to install an alarm system in the studio. After the alarm system is installed, the Company intends to replace the stolen equipment. Company will actively seek to sign recording artists and ensure that independent artists and producers continue to use its recording studio.   If the Company is unsuccessful in these efforts and cannot obtain new engagements or a source of funding, it may substantially curtail or terminate its operations

NOTE 4 - STOCKHOLDERS’ EQUITY

The Company was incorporated on March 4, 2002 under the laws of the State of Delaware.

The Company’s President has not taken any cash compensation since inception and has agreed to defer compensation otherwise payable to him so as to permit the Company to remain viable and meet its expenses if sufficient revenues are not generated.  Through August 31, 2006, all of the work performed by the Company’s President has been considered a contribution of capital.

Stock Option Plan

On September 15, 2006, the Board of Directors approved the Company’s 2006 Non-Statutory Stock Option Plan (the “Plan”) whereby the Company reserved for issuance up to 1,500,000 shares of its common stock. The purpose of the Plan is to provide directors, officers and employees, consultants, attorneys and advisors to the Company and its subsidiaries with additional incentives by increasing their ownership interest in the Company.  Directors, officers and other employees of the Company and its subsidiaries are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by the Company and consultants, attorneys and advisors to the Company providing valuable services to the Company and its subsidiaries.  In addition, individuals who have agreed to become an employee, director, or an attorney, consultant or advisor to the Company and/or its subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.

The Board of Directors of the Company or a Compensation Committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the Board of Directors and/or Compensation Committee), such options shall terminate immediately.  Unless otherwise determined by the Board of Directors or Compensation Committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might  increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would (a) increase the total number of shares reserved for the purposes of the Plan or decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan or (b) extend the NSO period or (c) materially increase the benefits accruing to Plan participants or (d) materially modify Plan participation eligibility requirements or (e) extend the expiration date of the Plan.  Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

No options or other awards have been issued under the Plan.

NOTE 5 – INCOME TAXES

The Company accounts for income taxes under FASB Statement No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The provision for income taxes consists of the following:

	8/31/2006	8/31/2005
Current Taxes	$951	$-
Deferred Taxes	212	1,198
	$1,163	$1,198

Reported income tax expense is reconciled to the amount computed on the basis of income before income taxes at the statutory rate as follows:

	8/31/2006	8/31/2005
Statutory Tax Expense (15%)	$(764)	$554
Effects of:
Permanent differences	1,927	644
Provision for Income Taxes	$1,163	$1,198

For the years ended August 31, 2006 and 2005 the Company utilized loss carryforwards of $1,553 and $7,847, respectively. At August 31, 2006, there are no unused loss carryforwards or deferred tax assets.

NOTE 6 – COMMITMENTS

The Company currently operates out of office space located at153 West 27th Street, New York, NY 10001, which serves as its principal address, under the terms of a three-year lease calling for minimum annual payments of $28,000 per year plus certain utilities. The lease calls for rentals to increase by 3% each year and is scheduled to expire in May 2008. Minimum future annual rental commitments are $29,052 during the year ended August 31, 2007 and $22,279 during the year ended August 31, 2008.

Rent expense for the years ended August 31, 2006 and 2005 was $33,399 and $7,534, respectively.

NOTE 7 – SUBSEQUENT EVENTS

In October 2006, the Company sold 600,000 shares of its common stock for $600.

In January 2007, there was a burglary in the Company’s recording studio. Most of the Company’s high tech recording equipment, which was not insured, was stolen resulting in the capacity and capability of the studio to be substantially reduced. The Company is negotiating with the landlord and its insurance carrier to recover some or all of its losses and is exploring its other legal remedies. It is also planning to install an alarm system in the studio. After the alarm system is installed, the Company intends to replace the stolen equipment. The net book value of the stolen equipment was $7,705 and was written off in January 2007. No amount has been recorded with respect to a possible settlement with the landlord.

NOTE 8 – OFFICER COMEPENSATION

The Company’s president has not taken any cash compensation since inception and has agreed to defer compensation otherwise payable to him so as to permit the Company to remain viable and meet its expenses if sufficient revenues are not generated.  Through August 31, 2006, the Company has recorded the estimated cost of the work performed by our president as a contribution of capital.  The recorded expense was $12,000 for fiscal year 2006 and $4,000 for 2005.

Outsiders Entertainment, Inc.

Balance Sheet

February 28, 2007

(unaudited)

ASSETS

Current Assets:
Cash	$3,173
Prepaid rent	2,400
Total Current Assets	5,573

Recording Studio Equipment – net	1,000

Deposits and other	7,000

TOTAL ASSETS	$13,573

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accrued expenses	$7,583
Total Current Liabilities	7,583

Stockholders' Equity:
Common stock: $0.001 par value; authorized: 100,000,000 shares; 10,000,000 shares issued and outstanding	10,000
Additional paid-in capital	31,400
Deficit	(35,410)
Total Stockholders’ Equity	5,990

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$13,573

See Notes to Financial Statements.

Outsiders Entertainment, Inc.

Statements of Operations

For the Six Months Ended February 28, 2007 and 2006

(unaudited)

	2007	2006

Revenue	$17,410	$30,773
Costs and Expenses:
Operating	33,362	31,057
Loss from theft	7,705	-
Total	41,067	31,057

Income (loss) before taxes	(23,657)	(284)
Benefit (Provision) for income taxes	-	(922)

Net Income (Loss)	$(23,657)	$(1,206)

Basic and diluted income per share	$(0.01)	$(0.01)
Weighted average number of common shares outstanding	9,850,829	9,400,000

See Notes to Financial Statements.

Outsiders Entertainment, Inc.

Statements of Cash Flows

For the Six Months Ended February 28, 2007 and 2006

(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(23,657)	$(1,206)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Contribution of services	6,000	6,000
Depreciation expense	2,834	2,510
Loss from theft	7,705	-
Change in net operating assets	6,000	1,410
Net Cash Provided (Used) by Operating Activities	(1,118)	8,714

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	-	(7,832)

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of shares	600	-

INCREASE (DECREASE) IN CASH:	(518)	882

CASH AT BEGINNING OF PERIOD	3,691	812
CASH AT END OF PERIOD	$3,173	$1,694

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES:
Cash Paid For:
Interest	$-	$-
Income taxes	$-	$-

See notes to financial statements.

Outsiders Entertainment, Inc.

Notes to the Financial Statements

February 28, 2007

(unaudited)

1.

BASIS OF PRESENTATION

The accompanying interim financial statements for the six-month periods ended February 28, 2007 and 2006 are unaudited and include all adjustments (consisting of normal recurring adjustments) considered necessary by management for a fair presentation.  The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year.  These financial statements should be read in conjunction with the information filed as part of the Company’s Registration Statement on Form SB-2, of which this Prospectus is a part.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2.

STOCKHOLDERS’ EQUITY

In October 2006, the Company sold 600,000 shares of its common stock to 39 shareholders for $600 in cash.

On September 15, 2006, the Board of Directors approved the Company’s 2006 Non-Statutory Stock Option Plan (the “Plan”) whereby the Company reserved for issuance up to 1,500,000 shares of its common stock. The purpose of the Plan is to provide directors, officers and employees of, consultants, attorneys and advisors to the Company and its subsidiaries with additional incentives by increasing their ownership interest in the Company.  Directors, officers and other employees of the Company and its subsidiaries are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by the Company and consultants, attorneys and advisors to the Company providing valuable services to the Company and its subsidiaries.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to the Company and/or its subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.

The Board of Directors of the Company or a Compensation Committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the Board of Directors and/or Compensation Committee), such options shall terminate immediately.  Unless otherwise determined by the Board of Directors or Compensation Committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might  increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would (a) increase the total number of shares reserved for the purposes of the Plan or decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan or (b) extend the NSO period or (c) materially increase the benefits accruing to Plan participants or (d) materially modify Plan participation eligibility requirements or (e) extend the expiration date of the Plan.  Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

No options or other awards have been issued under the Plan.

3.

GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company commenced operations in May 2005 but has not signed any recording artists and has no source of fixed or recurring income. It also has no credit facilities but does have fixed monthly expenses relating to its lease agreement.

Company will actively seek to sign recording artists and ensure that independent artists and producers continue to use its recording studio.   If the Company is unsuccessful in these efforts and cannot obtain new engagements or a source of funding, it may substantially curtail or terminate its operations

4.

THEFT OF EQUIPMENT

In January 2007, there was a burglary in the Company’s recording studio. Most of the Company’s high tech recording equipment, which was not insured, was stolen resulting in the capacity and capability of the studio to be substantially reduced. The Company is negotiating with the landlord and its insurance carrier to recover some or all of its losses and is exploring its other legal remedies. It is also planning to install an alarm system in the studio. After the alarm system is installed, the Company intends to replace the stolen equipment. The net book value of the stolen equipment was $7,705 and was written off in January 2007. No amount has been recorded with respect to a possible settlement with the landlord.

This prospectus is part of a registration statement that we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the prospectus. No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until 90 days after the commencement of the offering, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1,300,000 Shares

Outsiders Entertainment, Inc. Common Stock

PROSPECTUS

          __, 2007

TABLE OF CONTENTS

SUMMARY FINANCIAL DATA

3

RISK FACTORS

4

SELLING STOCKHOLDERS

18

DETERMINATION OF OFFERING PRICE

20

DIVIDEND POLICY

21

MARKET FOR SECURITIES

21

NOTE REGARDING FORWARD–LOOKING STATEMENTS

21

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

22

BUSINESS

27

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

33

PRINCIPAL SHAREHOLDERS

38

CERTAIN RELTIONSHIPSAND RELATED TRANSACTIONS

38

DESCRIPTION OF CAPITAL STOCK

39

PLAN OF DISTRIBUTION

43

LEGAL MATTERS

47

EXPERTS

47

UNAUDITED INTERIM STATEMENTS

47

WHERE YOU CAN FIND MORE INFORMATION

47

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Articles  NINTH and “ELEVENTH” of Outsider’s Certificate of Incorporation provides for indemnification of Outsider’s officers and directors as follows:

The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

No Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit.

In addition, Delaware Corporation Law Section 145 entitled Indemnification of  Officers,  Directors, Employees and Agents; insurance contains numerous provisions regarding indemnification for those persons indicated in its section heading.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, Strong has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of Strong in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Strong will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The Registrant is bearing all expenses in connection with this prospectus other than sales commissions, underwriting discounts and underwriter’s expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$1.54
NASD Filing Fee	100.00
*Accounting fees and expenses	5,000.00
*Legal fees and expenses	5,000.00
*Transfer Agent fees	2,500.00
*Blue Sky fees and expenses	3,500.00
*Miscellaneous expenses	1,898.46

Total	$18,000.00

*Indicates expenses that have been estimated for filing purposes.

ITEM 26.

RECENT SALES OF UNREGISTERED SECURITIES.

During the three years preceding the filing of this Form SB-2, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

During October 2006, 600,000 shares of common stock were issued to 39 individuals, at $.001 per share for $600 in cash. These shareholders include minor children whose shares were purchased by their parents and given to them.  With the exception of such minor children, these stockholders had an opportunity to ask questions of and receive answers from executive officers of Registrant and were provided with access to Registrant’s documents and records in order to verify the information provided.   Each of these 39 shareholders (exclusive of the minor children heretofore referred to) who was not an accredited investor represented that he had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment, and the Issuer had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description.  All transactions were negotiated in face-to-face or telephone discussions between executives of Registrant and the individual purchaser (exclusive of minor children) , each of whom indicated that they met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended.  Outsiders has made a determination that each of such investors are “sophisticated investors” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment.  Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with Outsiders. In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he or she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on the stock transfer records of the Registrant.

The foregoing issuances of securities were affected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, as amended.

ITEM 27. EXHIBITS.

3.1 *	Articles of Incorporation
3.1a *	Amended Articles of Incorporation
3.2 *	By–Laws
5.1 *	Opinion of Gary B. Wolff, P.C.
10.1 *	2006 Non–Statutory Stock Option Plan
10.2 *	Agreement between Outsiders, its president and its counsel
10.3 *	Agreement between Outsiders and its president regarding potential deferred compensation
10.4 *	Lease Agreement
10.5 *	Form of Investment Letter
23.1 *	Consent of Mantyla McReynolds LLC
23.1a**	Consent of Mantyla McReynolds LLC
23.2 *	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)
23.2a**	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)

*   Filed with initial filing.

** Filed with Pre-Effective Amendment One

The exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 28.

UNDERTAKINGS.

The Registrant undertakes:

1.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes to file, during any period in which it offers or sells securities as a post-effective amendment to the registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)

Include any additional or changed material information on the plan of distribution.

2.

That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that:

4.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

g.

That for the purpose of determining liability under the Securities Act to any purchaser:

2.

Since the small business issuer is subject to Rule 430C

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

Request for Acceleration of Effective Date.  If the small business issuer will request acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, include the following:

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this SB–2 Prospectus to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on April 24, 2007.

Outsiders Entertainment, Inc.

/s/ Brian D. Wolff

By: Brian D. Wolff, President and
Secretary, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date

/s/ Brian D. Wolff		April 24, 2007
By: Brian D. Wolff	President, Secretary, CEO, CFO, Principal Accounting Officer and Chairman of the Board

/s/ Stephen B. Schneer		April 24, 2007
By: Stephen B. Schneer	Director